UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2021

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on which Registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share	CUBI/PC	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share	CUBI/PD	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share	CUBI/PE	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into Material Definitive Agreement

Merger Agreement

As previously announced, Megalith Financial Acquisition Corp. (“Megalith”), MFAC Merger Sub Inc. (“Merger Sub”), Customers Bancorp, Inc. ("Customers Bancorp"), Customers Bank and BankMobile Technologies, Inc., a wholly-owned subsidiary of Customers Bank (“BankMobile”) had entered into an Agreement and Plan of Merger (as amended to date, the “Merger Agreement”), which provided for the merger of BankMobile with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of Megalith. On January 4, 2021, the parties to the Merger consummated the transactions contemplated by the Merger Agreement (as defined below) (the “Transactions”). In connection with the Closing (as defined below) of the Merger, Megalith changed its name to BM Technologies, Inc. (“BMT”).

Item 2.01 of this Current Report discusses the consummation of the Transactions and events contemplated by the Merger Agreement which took place on January 4, 2021 (the “Closing”), and is incorporated into this Item 1.01 by reference.

Transition Services Agreement

In connection with the Closing, on January 4, 2021, Customers Bank entered into that certain Transition Services Agreement (the “Transition Services Agreement”) with BMT. Pursuant to the Transition Services Agreement, each party agrees for a period of up to twelve months from the Closing to provide certain transition services listed therein to the other party. In consideration for the services, BMT will pay Customers Bank a service fee of $12,500 per month, plus any expenses associated with the services. BMT may terminate the Transition Services Agreement without penalty with at least 30 days advance written notice if it determines there is no longer a business need for the services. Either party may terminate upon at least 30 days advance written notice for a material uncured default of the other party’s obligations, or if the other party seeks or is subject to liquidation or bankruptcy.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Software License Agreement

In connection with the Closing, on January 4, 2021, BMT entered into that certain Software License Agreement (the “License Agreement”) with Customers Bank, providing that BMT grants a non-exclusive, nontransferable, royalty-free license to use the mobile banking technology provided by BMT to Customers Bank for a period of ten years. The License Agreement may be terminated upon either party’s uncured material breach, provided that if the agreement is terminated for BMT’s uncured material breach, then BMT shall pay Customers Bank an early termination fee equal to the product of $10 million, and the number of whole months remaining in the term divided by 120. The license is subject to certain other restrictions on use and customary conditions set forth in the License Agreement. The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Deposit Servicing Agreement

In connection with the Closing, on January 4, 2021, BMT entered into that certain Deposit Processing Services Agreement (the “Deposit Servicing Agreement”) with Customers Bank, providing that Customers Bank would establish and maintain deposit accounts and other banking services in connection with customized products and services offered by BMT, and BMT would provide certain other related services in connection with the accounts. The initial term continues until December 31, 2022, which shall automatically renew for additional three year terms unless either party gives written notice of nonrenewal within 180 days prior to the expiration of the term. The Deposit Servicing Agreement may be terminated early by either party upon material breach, upon notice of an uncured objection from a regulatory authority, or by the Company upon 90 days’ written notice upon the satisfaction of certain conditions. As compensation, Customers Bank will retain any and all revenue generated from the funds held in the deposit accounts, and Customers Bank will pay BMT a monthly servicing fee equal to 150 basis points for deposit servicing and 150 basis points for net interest margin sharing, and a monthly interchange fee equal to all debit card interchange revenues on demand deposit accounts generated by BMT for Customers Bank plus the difference between Durbin Exempt and Durbin regulated interchange revenue, as determined pursuant to the Deposit Servicing Agreement.

The foregoing description of the Deposit Servicing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Deposit Servicing Agreement, a copy of which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Non-Competition Agreement

In connection with the Closing, on January 4, 2021, Customers Bank entered into that certain Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) in favor of and for the benefit of BMT, BankMobile and each of their respective affiliates and successors (each, a “Covered Party”), providing that Customers Bank will not for a period of 4 years after the Closing directly or indirectly engage in the Business (as defined in the Non-Competition Agreement) in the Territory (as defined in the Non-Competition Agreement), except for white label digital banking services with previously identified parties and passive investments of no more than 2% of a class of equity interests of a competitor that is publicly traded. Customers Bank also agreed not to directly or indirectly hire or solicit any employees of a Covered Party.

The foregoing description of the Non-Competition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Non-Competition Agreement, a copy of which is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Loan Agreement

In connection with the Closing, on January 4, 2021, BMT and the Surviving Subsidiary entered into a Loan Agreement (the “Loan Agreement”) with Customers Bank (the “Lender”) providing for a line of credit of up to $10 million, subject to a borrowing base requirement based on BMT’s and Surviving Subsidiary’s accounts receivables. Borrowings made under the Loan Agreement are subject to an interest rate equal to the 1-month London Interbank Offered Rate (“LIBOR”) plus 375 basis points, and are secured by the assets of BMT and Surviving Subsidiary. Borrowed funds may be repaid at any time without penalty. Concurrent with signing the Loan Agreement, BMT drew approximately $5.4 million under the Loan Agreement to refinance intercompany debt owed by BankMobile to Customers Bank immediately prior to the Closing.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Item 2.01         Completion of Acquisition or Disposition of Assets

As described above under Item 1.01, on January 4, 2021, pursuant to the Merger Agreement, Customers Bancorp and its wholly-owned subsidiary, Customers Bank (collectively “Customers”), consummated the planned divestiture of its BankMobile business (the "Divestiture"). As a result of the Divestiture, BankMobile merged with and into Merger Sub, with Merger Sub surviving the Merger as a wholly-owned subsidiary of Megalith.

Merger Consideration

Upon Closing, Customers received cash consideration of $23.1 million and holders of Customers common stock who held their Customers shares as of the close of business on December 18, 2020 became entitled to receive an aggregate of 4,876,387 shares of BMT's common stock. Certain employees of BankMobile also became entitled to receive 1,348,748 shares of BMT's common stock in the form of severance payments.

The aggregate consideration paid in connection with the Merger ("Merger Consideration") was equal to: (i) $140.0 million minus (ii) $9.3 million (representing a sponsor equity adjustment), plus (or minus, if negative) (iii) BankMobile's net working capital less a target net working capital of $10.0 million, minus (iv) the aggregate amount of any outstanding indebtedness of BankMobile at Closing, and minus (v) the amount of any unpaid transaction expenses of BankMobile, Megalith's transaction expenses and other liabilities of Megalith due and owing at Closing.

The cash portion of the Merger Consideration (“Cash Consideration”) was equal to (i) the amount of any proceeds of the PIPE Investment; plus (ii) an amount equal to one-half (1/2) of the difference between the (A) cash and cash equivalents of Megalith, including any funds in the trust account after giving effect to the completion of the redemption of shares of Megalith’s public stockholders (“Redemption”), less (B) a cash reserve to be used for the benefit of BMT in the Merger, in the amount of $10.0 million (such difference between clause (A) and (B) which resulting amount if otherwise negative shall be equal to zero, being which resulting amount if otherwise negative shall be equal to zero, being the “Remaining Trust Account Amount”); minus (iii) Megalith’s transaction expenses and other liabilities of Megalith's due and owing at Closing; plus (iv) the cash and cash equivalents of BankMobile; minus (v) BankMobile's unpaid transaction expenses; minus (vi) a cash reserve in the amount of $5.0 million. The stock portion of the Merger Consideration consisted of a number of shares of BMT’s Class A common stock with an aggregate value (the “Merger Consideration Share Amount”) equal to (a) the Merger Consideration, minus (b) the Cash Consideration, with Customers Bancorp's stockholders and certain employees of BankMobile receiving a number of shares of BMT's Class A common stock equal to the Merger Consideration Share Amount, divided by $10.38 (the “Per Share Price”).

The Merger Consideration is subject to post-closing adjustments based on confirmed amounts of the net working capital of BankMobile, the outstanding indebtedness of BankMobile and any unpaid transaction expenses of BankMobile, as of the closing date. The adjustment amount shall be the Merger Consideration as finally determined minus the estimated Merger Consideration that was issued at the closing date of the transaction. If the adjustment is a negative adjustment in favor of BMT, Customers Bank will pay BMT the absolute value of the adjustment amount in cash. If the adjustment is a positive adjustment in favor of Customers Bank, BMT will issue to Customers Bank an additional number of shares of Class A Common Stock of BMT with a value equal to the adjustment amount (with each share valued at the per share price). The Merger Consideration is also subject to reduction for the indemnification obligations of Customers Bank.

Certain Relationships

Mr. Jay Sidhu, who currently serves as Chief Executive Officer and Chairman of the Board of Customers Bancorp and Executive Chairman of Customers Bank, also served as a director of Megalith, was one of the managing members of Megalith’s sponsor and a Megalith stockholder, and also served as Executive Chairman of Megalith through August 7, 2020. Mr. Bhanu Choudhrie, who currently serves as a member of the board of directors of Customers Bancorp and Customers Bank also served as a director of Megalith, was one of the managing members of Megalith’s sponsor and a Megalith stockholder. Mr. Samvir Sidhu, the son of Jay Sidhu, currently serves as Customers Bank’s Vice Chairman and Chief Operating Officer and as Customers Bancorp’s Head of Corporate Development, previously served as the Chief Executive Officer of Megalith, and served as a director of Megalith and a Megalith stockholder. The above-mentioned individuals received the same consideration as unrelated individuals serving in similar capacities upon Closing. Ms. Luvleen Sidhu, the daughter of Jay Sidhu, served as the Chief Executive Officer and as a director of BankMobile and is serving in those roles with BMT. Ms. Sidhu entered into a severance agreement with Customers Bank upon Closing, in which she was entitled to receive 809,248 shares of BMT stock (of the total 1,348,748 shares of BMT stock directed to certain BankMobile employees) upon Closing. As Customers Bancorp's shareholders as of the Record Date, the above-mentioned individuals, as well as members of the board of directors of Customers Bancorp and Customers Bank who are Customers Bancorp shareholders, were also entitled to receive the special distribution of BMT shares at the same per-share distribution rate as all other Customers Bancorp shareholders as of December 18, 2020, the record date for the distribution.

In light of these relationships, Customers Bancorp appointed a special committee consisting of independent directors with their own counsel and financial advisors. The special committee reviewed the transaction, obtained a fairness opinion in connection with the transaction, and made a unanimous recommendation to Customers Bancorp’s board of directors for approval. Customers Bancorp’s board of directors approved the transaction by a majority vote, with the above-mentioned directors recusing themselves from the deliberation and voting process and no director voting against the transaction.

The foregoing description of the Merger does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which and the first amendment to the Merger Agreement were attached as Exhibit 2.1 to Customers' Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2020 and

November 3, 2020, respectively, and the second amendment to the Merger Agreement which is attached as Exhibit 2.3 hereto and is incorporated by reference herein.

Beginning in first quarter 2021, BankMobile's historical financial results for periods prior to the Divestiture will be reflected in Customers Bancorp's consolidated financial statements as discontinued operations.

++++++++++++++++++++++++++++++

Item 9.01.        Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of Customers Bancorp giving effect to the divestiture of BankMobile is filed as Exhibit 99.1 hereto and is incorporated by reference.

(d) Exhibits.

Exhibit	Description
Exhibit 2.1	Agreement and Plan of Merger, dated August 6, 2020, by and among Megalith Financial Acquisition Corp., MFAC Merger Sub, Inc., Customers Bank, and BankMobile Technologies, Inc., as the Company, incorporated by reference to Exhibit 2.1 to the Customers Bancorp 8-K filed with the SEC on August 6, 2020
Exhibit 2.2	First Amendment to Agreement and Plan of Merger, dated November 2, 2020, by and among Megalith Financial Acquisition Corp., MFAC Merger Sub, Inc., Customers Bank, BankMobile Technologies, and Customers Bancorp, and Customers Bancorp, incorporated by reference to Exhibit 2.1 to the Customers Bancorp 8-K filed with the SEC on November 2, 2020
Exhibit 2.3	Second Amendment to Agreement and Plan of Merger, dated December 8, 2020, by and among Megalith Financial Acquisition Corp., MFAC Merger Sub, Inc., Customers Bank, and BankMobile Technologies
Exhibit 10.1	Transition Services Agreement, dated January 4, 2021, by and between Customers Bank and BM Technologies, Inc.
Exhibit 10.2	Software License Agreement, dated January 4, 2021, by and between Customers Bank and BM Technologies, Inc.
Exhibit 10.3	Deposit Processing Services Agreement, dated January 4, 2021, by and between Customers Bank and BM Technologies, Inc.
Exhibit 10.4	Non-Competition and Non-Solicitation Agreement, dated January 4, 2021, by and between Customers Bank and BM Technologies, Inc.
Exhibit 10.5	Loan Agreement, dated January 4, 2021, between Customers Bank, BM Technologies, Inc., and BMTX, Inc.
Exhibit 99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Customers Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Carla A. Leibold
Name: Carla A. Leibold
Title: Executive Vice President - Chief Financial Officer

Date: January 8, 2021